UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2021

HYLIION HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38823	82-2538002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1202 BMC Drive, Suite 100
Cedar Park, TX 78613

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code (833) 495-4466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 2.02. Results of Operations and Financial Condition.

The information set forth under Item 4.02 is incorporated into this Item 2.02 by reference. The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)	On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission released a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the SEC Statement”). The SEC Staff Statement highlighted potential accounting implications of certain terms that are common in warrants issued in connection with initial public offerings of SPACs. The SEC Staff Statement clarified guidance for all SPAC-related companies regarding the accounting and reporting for their warrants that could result in the warrants issued by SPACs being accounted for as liabilities measured at fair value, rather than equity securities, with changes in fair value during each period reported in earnings.

Following consideration of the SEC Statement, the Company re-evaluated its historical accounting for its public warrants and private placement warrants issued in connection with the Company’s initial public offering (the “Warrants”) and determined that the Warrants should have been classified as liabilities measured at fair value in the affected financial statements, with changes in fair value in each period reported in earnings.

On May 10, 2021, the Audit Committee of the Board of Directors of the Company, after consultation with management, concluded that the Company's previously issued consolidated financial statements as of and for the year ended December 31, 2020 included in the Company's Annual Report on Form 10-K (collectively, the "Non-Reliance Periods") should no longer be relied upon based on the reclassification described above. Any report on the audited consolidated financial statements of the Company's independent registered public accounting firm, press releases, stockholder communications, investor presentations or other communications regarding the Non-Reliance Periods should no longer be relied upon.

The Company will restate its historical financial results for the Non-Reliance Periods to reflect the change in accounting treatment for the Warrants (the “Restatement”). The Company will file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 to reflect the Restatement as soon as possible.

The Audit Committee has discussed the matters disclosed in this Item 4.02(a) with the Grant Thornton LLP, the Company's independent accountant.

Forward Looking Statements

Statements in this report, including all statements regarding the Restatement, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this report, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this report, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this report. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, the discovery of additional information relevant to the Non-Reliance Periods; changes in the effects of the Restatement on the Company’s financial statements or financial results; higher than expected charges after completing the Restatement process; delays in filing amended filings for the Non-Reliance Periods due to the Company’s efforts to complete the Restatement; and the other risks detailed from time to time in the Company’s reports filed with the SEC including the risks and uncertainties set forth in “Risk Factors” section of Hyliion’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2021 for the year ended December 31, 2020. Should one or more of the risks or uncertainties described in this report occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

HYLIION HOLDINGS CORP.

	By:	/s/ Thomas Healy
Date: May 10, 2021		Thomas Healy
Chief Executive Officer